LEASE ASSIGNMENT AND OPERATIONS TRANSFER AGREEMENT

     THIS AGREEMENT is made and entered into effective as of the 18th day of September, 2002 (the "Execution Date") by and between Regent Assisted Living, Inc., an Oregon corporation ("Tenant") and ESC III, L.P., a Washington limited partnership doing business in Texas as Texas-ESC III, L.P. ("Assignee").

                                    RECITALS

     A.     Pursuant  to a Lease Agreement dated as of December 5, 1996, between
Texas HCP Holding, L.P., as Landlord ("Landlord"), and Regent, as Tenant, as amended by First Amendment to Lease dated as of March 4, 1997, by Second Amendment to Lease dated as of September 20, 1009, by Third Amendment to Lease dated as of December 26, 2000, by Fourth Amendment to Lease dated as of March, 2001 and by Fifth Amendment to Lease, dated as of November 1, 2002 (the "Lease"), a true and correct copy of which is attached hereto as Exhibit A, Tenant leases from Landlord the assisted living facility located in San Antonio, Texas and commonly known as Hamilton House, 5331 Hamilton-Wolfe Road, San Antonio, Texas 78229 (the "Facility").

     B. Tenant and Assignee are interested in Tenant assigning the Lease to Assignee and Assignee assuming the Lease from Tenant.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.     LEASE  ASSIGNMENT  AND  ASSUMPTION.

     (a) Provided that all of the Conditions (as defined in Section 12) have been satisfied by Tenant or Assignee, as applicable, as of the Transfer Date (as defined below), Tenant does hereby sell, transfer, convey and assign to Assignee and Assignee does hereby take, accept and assume from Tenant (i) all of Tenant's right, title and interest in and to and obligations under the Lease and (ii) all of Tenant's right, title and interest, if any, in and to the trade name "Hamilton House," it being understood and agreed, however, that Tenant is not making any representations or warranties with respect to the nature or extent of its legal rights, if any, in and to the name "Hamilton House."

(b) Assignee agrees to proceed with all due diligence to satisfy the Conditions by August 31, 2002 and, in connection therewith, Tenant agrees, upon request and at no cost to Tenant, to cooperate therein, including in Assignee's licensure application process, including, but not limited to, providing Assignee with such documentation or information as may be in Tenant's possession and may be required to be submitted as part of Assignee's license application.

          (c) For purposes hereof, the Transfer Date shall be defined as the date on which operational and financial responsibility for the Facility are transferred to Assignee and the Lease is assigned to and assumed by Assignee; provided, however, in the event any of the Conditions have not been satisfied or waived by September 30, 2002, then either Tenant or Assignee shall have the right, but not the obligation, to declare this Agreement null and void and of no further force and effect.

     2.     EMPLOYEES.

     (a) On the Transfer Date, Tenant shall terminate all of the employees of the Facility and shall pay to them all wages, vacation, and paid time off which are earned and/or accrued as of the Transfer Date. Assignee agrees to interview each of the employees of the Facility and, as appropriate in its reasonable discretion, to extend an offer of employment to those employees that it feels can meet its performance standards, which offer shall be on reasonable comparable terms and conditions to the current terms of their employment as disclosed to Assignee by Tenant. All of the Facility employees hired by Assignee shall hereinafter be referred to as the "Retained Employees."

     (b) Tenant shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code ("COBRA") to all of the employees of the Facility to whom it is required to offer the same under applicable law. Tenant acknowledges and agrees that Assignee is not assuming any of Tenant's obligations to its employees under COBRA or otherwise. Assignee agrees to cooperate with Tenant in providing information concerning the Retained Employees, and the nature of the benefits offered to each Retained Employee. As of the Transfer Date, all Retained Employees shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by Assignee for the general benefit of its employees and their dependents; provided, however, if and to the extent Assignee imposes a waiting period on the Retained Employees with respect to such coverage Assignee shall reimburse the employees for any costs incurred by them in exercising their rights under COBRA to continue coverage during such waiting period under Tenant's health insurance plan.

     3.     RESIDENT  DEPOSITS.

      Tenant represents and warrants to Assignee that it is holding the security deposits with respect to the residents of the Facility described in Exhibit C and that it shall transfer the same to Assignee on the Transfer Date, along with a statement signed by each resident confirming the accuracy of the amount being transferred by Tenant to Assignee on the Transfer Date, unless Assignee waives the requirement for such a statement based on the results of its own audit of the resident security deposits.

     4.     ACCOUNTS  RECEIVABLE.

     (a) Within ten (10) business days prior to the Transfer Date, Tenant shall provide Assignee with a detailed listing of Tenant's accounts receivable which are anticipated to be outstanding on the Transfer Date.

     (b) From and after the Transfer Date, Assignee shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Transfer Date and Tenant shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Transfer Date.

     (c) Payments received by Assignee from and after the Transfer Date from private pay residents and third party payors shall be handled as follows:

(i) If such payments either specifically indicate on the check or on an accompanying remittance advice, or if Tenant and Assignee agree, that they relate to the period prior to the Transfer Date, they shall be forwarded to Tenant by Assignee, along with the applicable remittance advice (if separate from the form of payment), within five (5) business days after receipt thereof.

(ii) If such payments indicate on the check or on an accompanying remittance advice, or if Tenant and Assignee agree, that they relate to the period on or after the Transfer Date they shall be retained by Assignee.

(iii) If such payments indicate on the check or on the accompanying remittance advice, or if Tenant and Assignee agree, that they relate to periods for which both parties are entitled to payment/reimbursement under the terms hereof, the portion thereof which relates to the period on and after the date on which the Transfer Date shall be retained by Assignee and the balance shall be remitted to Tenant within five (5) business days after receipt thereof.

(iv) If such payments do not indicate on the check or on the accompanying remittance advice and if Tenant and Assignee cannot otherwise agree as to the period to which they relate, then any such payments received by Assignee will first be applied by Assignee to reduce the resident's post-Transfer Date balances, with any excess remitted by Assignee to Tenant to reduce the resident's pre- Transfer Date balances.

     (d) Tenant shall have the right during normal business hours and on reasonable notice to Assignee to inspect Assignee's books and records with respect to the accounts receivable received by it after the Transfer Date from residents with balances due as of the Transfer Date.

     (e) Nothing herein shall be deemed to limit in any way Tenant's or Assignee's rights and remedies to recover accounts receivable due and owing Tenant or Assignee under the terms of this Agreement.

     (f) In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other within ten (10) business days after said determination is made.

     5.     OPERATING  CONTRACTS.

     (a) Tenant shall provide to Assignee within five (5) business days after the Execution Date, true and correct copies of all contracts to which Tenant or the Facility is a party in connection with the operation of the Facility, including, but not limited to, service contracts and equipment leases (the "Operating Contracts"). All of the Operating Contracts shall be assigned by Tenant to Assignee on the Transfer Date unless Assignee advises Tenant in writing within five (5) business days after its receipt of the Operating Contracts that it does not want to assume any or all of the Operating Contracts, which notice shall specify in reasonable detail those Operating Contracts which Assignee does not want to assume (the "Designated Operating Contracts"), in which case the Designated Operating Contracts shall be terminated by Tenant as of the Transfer Date.

     (b) Notwithstanding the foregoing, in the event after the Transfer Date Tenant identifies one or more contracts that should have been provided to Assignee prior to the Transfer Date pursuant to this Section 2(i) (the "Additional Operating Contracts"), Tenant shall promptly provide a copy thereof to Assignee and Assignee shall have a period of five (5) business days after its receipt of the Additional Operating Contracts to review the same and to advise Tenant whether it is prepared to assume the same or whether it wants Tenant to terminate such Additional Operating Contract, it being understood and agreed, that in the case of any equipment leases included in the Additional Operating Contracts, the termination thereof will involve the removal of the equipment to which it relates from the Facility.

     ( c) Notwithstanding the foregoing, Assignee acknowledges and agrees that the Operating Contracts will include a lease for a postage meter and a copier and that Assignee shall be required to assume such leases as of the Transfer Date (the "Assumed Equipment Leases").

     6.     PRORATIONS.

     (a) As between Assignee and Tenant, revenues and expenses, utility charges for the billing period in which the Transfer Date occurs, real and personal property taxes, certain prepaid expenses and other related items of revenue or expense attributable to the Facility shall be prorated between Tenant and Assignee as of the Transfer Date. In general, such prorations shall be made so that as between Assignee and Tenant, Tenant shall be reimbursed for prepaid expense items to the extent that the same are attributable to periods after the Transfer Date and Tenant shall remain responsible for the payment as and when due of unpaid expenses to the extent that the same are attributable to periods prior to the Transfer Date. The intent of this provision shall be implemented by Assignee remitting to Tenant any invoices which describe goods or services provided to the Facility before the Transfer Date and by Assignee assuming responsibility for the payment of any invoices which describe goods or services provided to the Facility on and after the Transfer Date.

     (b) All such prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Tenant. Utility charges which are not metered and read on the Transfer Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor as of the Transfer Date.

     (c) All amounts which are subject to proration under the terms of this Agreement and which require adjustment after the Transfer Date shall be settled within thirty (30) days after the Transfer Date or, in the event the information necessary for such adjustment is not available within said thirty (30) day period, then within ten (10) business days of receipt of information by either party necessary to settle the amounts subject to proration.

     (d) On the Transfer Date, Tenant shall have the right to remove any petty cash (as compared to resident funds) then being maintained by Tenant at the Facility.

     7.     ACCESS  TO  RECORDS.

     (a) On the Transfer Date, Tenant shall deliver to Assignee all of the records of the Facility which are necessary for the continued operation of the Facility by Assignee but specifically excluding any confidential or proprietary materials developed by or for Tenant, including, but not limited to, Tenant's policy and procedure manuals, employee handbooks and financial records which relate to its operations at the Facility. All of the records delivered by
Tenant  to  Assignee  pursuant to this Section 7(a) shall be intact and current.

     (b) From and after the Transfer Date and for a period of five (5) years thereafter, Assignee shall retain and maintain in a safe and accessible place the books and records and supporting material of the Facility relating to the period prior to and including the Transfer Date and shall allow Tenant and its agents and representatives to have reasonable access to (upon reasonable prior written notice and during normal business hours), and to make copies of such books, records and materials to the extent reasonably necessary to enable Tenant to, among other things, investigate and defend malpractice, employee or other claims, to file or defend third party billings and tax returns and to verify accounts receivable collections due Tenant.

     (c) Tenant shall be entitled to remove the originals of any records delivered to Assignee, for purposes of litigation involving a resident or employee to whom such record relates, if an officer of or counsel for Tenant certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation. Any record so removed shall promptly be returned to Assignee following its use, and nothing herein shall be interpreted to prohibit Assignee from retaining copies of any such documents. In addition, Assignee shall have the right to make a copy of such records before allowing Tenant to remove the originals from the Facility.

     (d) Assignee agrees to maintain such books, records and other material comprising records of the Facility's operations prior to the Transfer Date that have been received by Assignee from Tenant or otherwise, including, but not limited to, resident records and records of resident funds, to the extent required by law, but in no event less than three (3) years, and shall, at Tenant's request, allow Tenant a reasonable opportunity to remove such documents, at Tenant's expense, at such time after such record retention period as may be required by law as Assignee shall decide to dispose of such documents.

     8.     VEHICLE.

     Tenant and Assignee acknowledge and agree that the vehicles listed on Exhibit B are located at the Facility and shall be handled on the Transfer Date in the manner described in Exhibit B.

     9.     COMPUTER  SYSTEMS  AND  TELECOMMUNICATIONS  EQUIPMENT.

     (a) Tenant shall transfer and convey to Assignee on the Transfer Date for no additional consideration all of the computer hardware and transferable software owned by Tenant and located at and used in connection with the operation of the Facility. Tenant shall remit to Assignee a bill of sale in form and substance acceptable to parties conveying to Assignee all of Tenant's right, title and interest in and to the computer hardware and software so conveyed to Assignee. Assignee and Tenant acknowledge and agree that the transferable software shall not include the AMSI software which shall be and remain the property of Tenant but which Tenant shall permit Assignee to use in connection with its operation of the Facility at no additional cost to Assignee for a period of sixty (60) days after the Transfer Date.

     (b) Assignee acknowledges and agrees that as of the Transfer Date Tenant will terminate all rights of access to Tenant's corporate email system and website from the computers at the Facility and, as such, the Facility will no longer have access to any policies or procedures which may be used in connection with the operation of the Facility and maintained on such corporate email system or website.

     (c) Within ten (10) business days prior to the Transfer Date, Tenant shall provide Assignee with a detailed listing of all of the computer hardware and software which is to be conveyed to Assignee pursuant to Section 9(a).

     (d) Tenant represents and warrants that it owns the phone system currently located at the Facility and that title thereto will be transferred to Assignee on the Transfer Date. Tenant agrees to execute a Bill of Sale on the Transfer Date confirming the conveyance to Assignee of all of its right, title and interest in and to the phone system located at the Facility.

     10.     INDEMNITY.

     (a) Assignee agrees to indemnify, defend and hold harmless Tenant from and against any and all costs, liabilities and expenses, including reasonable attorneys fees, which it may incur as a result of (i) a breach by Assignee of its obligations under this Agreement, (ii) the acts or omissions of the Assignee under the Operating Contracts which are assumed by Assignee pursuant to the terms of this Agreement, if any, including the Assumed Equipment Leases and the Assumed Vehicle Lease (as defined in Exhibit B), from and after the Transfer Date and under the Additional Operating Contracts from and after their assumption by Assignee, if applicable and/or (iii) the operation of the Facility from and after the Transfer Date; provided, however, that nothing herein shall be construed as imposing any liability on Assignee to indemnify, defend or hold harmless Tenant with respect to Tenant's own acts or omissions from and after the Transfer Date.

     (b) Tenant agrees to indemnify, defend and hold harmless Assignee from and against any and all costs, liabilities and expenses, including reasonable attorneys fees, which it may incur as a result of (i) a breach by Tenant of its obligations under this Agreement, (ii) the acts or omissions of the Tenant under the Operating Contracts prior to the Transfer Date and under the Designated Operating Contracts and any Additional Operating Contracts which Assignee does not elect to assume both prior to and after the Transfer Date, (iii) the operation of the Facility prior to the Transfer Date and/or (iv) a breach by Tenant of its obligations under the Lease prior to the Transfer Date; provided, however, that nothing herein shall be construed as imposing any liability on Tenant to indemnify, defend or hold harmless Assignee with respect to Assignee's own acts or omissions whether prior to or from and after the Transfer Date. On the Transfer Date Tenant shall provide Assignee with a certificate which evidences the existence of insurance with respect to the negligent acts or omissions of Tenant prior to the Transfer Date in connection with its operation of the Facility. Tenant shall cause such coverage to remain in effect until the first anniversary of the Transfer Date.

11.     INVENTORY.

     Between the Execution Date and the Transfer Date, Tenant shall maintain all consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) owned by Tenant as of the Transfer Date and located at the Facility (the "Inventory") at the levels customarily maintained by Tenant in connection with its operation of the Facility and on the Transfer Date Tenant shall transfer and convey the Inventory to Assignee. Tenant shall have no obligation to deliver the Inventory to any location other than the Facility, it being understood and agreed that the presence of the Inventory at the Facility on the Transfer Date shall constitute delivery thereof. Assignee shall pay any sales or use tax which may be payable with respect to the transfer and conveyance of the Inventory to Assignee. Tenant shall execute a Bill of Sale in form and substance acceptable to Tenant and Assignee which confirms the conveyance of the Inventory.

12.     CONDITIONS

     The obligation of the parties to consummate the transaction provided for herein is subject to the satisfaction or waiver of the following conditions, with the conditions set forth in clauses (a) through (d) being deemed to be the "Initial Conditions" and the conditions set forth in clauses (e) though (h) being deemed to be the "Additional Conditions" and with the Initial Conditions and the Additional Conditions being collectively referred to as the "Conditions:"

     (a) The issuance to Assignee of a license to operate the Facility as of the Transfer Date or the receipt by Licensee of such assurances as may be reasonably acceptable to it that within a reasonable period of time after the Transfer Date it will be licensed to operate the Facility effective as of the Transfer Date.

(b) The receipt of the Landlord Consent duly executed by Landlord and the satisfaction of any conditions to the effectiveness thereof, which Landlord Consent shall provide, at a minimum, for the elimination of the termination rights granted to the Landlord under the Fifth Amendment thereto and the amendment of the Lease, if and to the extent necessary to ensure that it is treated for accounting purposes as an operating, rather than a capital lease, and that Assignee and the Facility are in compliance with any financial covenants contained therein.

(c) The satisfaction by Assignee with the results of its due diligence investigation with respect to the Facility, including, but not limited to, its review and approval of the structural and environmental condition of, and the operating systems, including electrical, plumbing and HVAC systems, within, the Facility, the title to the Facility, the zoning of the Facility, an ALTA survey of the Facility and the real property on which it is located, a pest inspection report with respect to the Facility.

(d)     The  receipt  of  Assignee  of  the  approval of its Board of Directors.

     On or before September 13, 2002 (or earlier if possible) Assignee shall advise Tenant in writing as to which, if any, of the foregoing, conditions has not been satisfied and setting forth in reasonable detail the reasons therefor (the "Assignee Objection Notice"). Tenant shall have a period of five (5) days after receipt of the Assignee Objection Notice in which to respond and advise Assignee in writing whether or not it will correct the items to which Assignee has objected in the Objection Notice or, if applicable, give Assignee additional time to resolve the matters to which Assignee has objected in the Assignee Objection Notice (the "Tenant Response Notice"). Assignee shall have five (5) days after receipt of the Tenant Response Notice to advise Tenant in writing whether or not it is prepared to proceed with the transaction or to terminate the transaction (the "Assignee Response Notice"). If Assignee elects to terminate the transaction, then Assignee shall be entitled to the immediate return of the $100,000 Earnest Money deposit previously paid by Assignee to Tenant under the terms of that Letter of Intent dated July 25, 2002 between Assignee and Tenant (the "LOI"). If Assignee elects to proceed with the transaction, then the assignment and assumption provided for herein shall occur five (5) business days after the delivery of the Assignee's Response Notice, subject to the satisfaction of the following Additional Conditions:

(e) It shall be a condition to the obligation of each of Tenant and Assignee to consummate the transaction provided for herein that, on the Transfer
Date,  the  representations  and  warranties of Tenant and Assignee set forth in
Section  13  hereof  shall  be  true  and  correct  in  all  material  respects.

     (f) It shall be a condition to the obligation of Tenant to consummate the transaction provided for herein that, on the Transfer Date, Assignee shall deliver to Landlord its letter of credit or other security in form and substance acceptable to Landlord in the amount of $741,751.65 (the "LC Amount") and Landlord shall return to Tenant Tenant's cash deposit in the LC Amount.

     (g) It shall be a condition to the obligation of Tenant to consummate the transaction provided for herein that, on the Transfer Date, Assignee shall pay to Tenant the sum of Three Hundred Eight Thousand and no/100 Dollars ($308,000) as consideration for the assignment of the Lease to Assignee and the transfer to Assignee of the other assets described herein (the "Transfer Consideration").

(h) The execution and delivery of a letter duly executed by Tenant and Assignee confirming (i) that, as of the Transfer Date, the Facility shall cease to be subject to the terms of the Management Agreement dated as of December 31, 2001 between Tenant and Assignee and (ii) the waiver by Assignee of any termination fees which would otherwise be due thereunder as a result of such termination.

13.     REPRESENTATIONS  AND  WARRANTIES.

(a) Tenant makes the representations set forth in this Section 13, each of which is material to and relied upon by Assignee.
(b) (a) Tenant is a duly organized and validly existing Oregon corporation and is duly qualified to do business in, and in good standing under the laws of, the State of Texas.
(c) (b) Subject to securing the Landlord Consent, Tenant has the necessary corporate power and authority to execute, deliver and perform its obligations and to consummate the transactions contemplated by this Agreement.
(d) (c) Tenant has duly executed and delivered this Agreement and this Agreement is a valid and legally binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy laws, laws affecting the rights of creditors and general principles of equity.
(e) (d) There is no pending, or to the best knowledge of Tenant, threatened litigation, arbitration proceedings or governmental proceedings involving Tenant that would prevent or delay the consummation of the transactions contemplated by this Agreement.
(f)          (e)     Subject  to  satisfaction  of  the  conditions set forth in
Section 12(b), the execution and delivery by Tenant of this Agreement and the consummation by Tenant of the transactions contemplated by this Agreement do not and will not violate the terms of Tenant's Articles of Incorporation or Bylaws or any instrument, document or agreement to which Tenant is a party or by which Tenant is bound or result in a breach of any agreement, document or instrument to which Tenant is a party or by which Tenant is bound.
(g) (f) No brokerage fees or other commissions will be payable in connection with the transactions contemplated by this Agreement by reason of any act or agreement of Tenant.
(h) (g) Tenant is the holder of leasehold title to the Facility and is the owner of the Inventory, the Lease and the Inventory are free and clear of all liens, claims and encumbrances, other than any liens granted to Landlord under the terms of the Lease. Rent due under the Lease has been paid through August 31, 2002. Tenant has not established any tax or other escrows with
Landlord  under  the  terms  of  the  Lease.
(i) (h) Tenant has not received written or verbal notice of (i) any violation of any local, state or federal law, including any health care, building, zoning, licensure or environmental law, with respect to the Facility or the operation thereof by Tenant, which has not been corrected as of the date hereof, (ii) a default or Event of Default under the Lease, which has not been cured as of the date hereof or (iii) any pending or threatened condemnation action or proceeding.
     Assignee makes the representations set forth in this Section 13, each of which is material to and relied upon by Tenant.
(a) (a) Assignee is duly organized and existing under the laws of the state of Washington and is duly qualified to do business in the State of Texas and is in good standing under the laws thereof.
(b) (b) Subject to satisfaction of the Conditions, Assignee has the power to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.
(j)          (c)     Assignee  has  duly  executed and delivered this Agreement.
This Agreement constitutes the valid and legally binding obligation of Assignee, enforceable against it in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy laws, laws affecting the rights of creditors, and general principles of equity.
(k) (d) There is no pending, or to the best knowledge of Assignee, threatened litigation, arbitration proceedings or governmental proceedings involving Assignee that will prevent or delay the consummation of the transactions contemplated by this Agreement.
(l) (e) No brokerage fees or other commissions will be payable in connection with the transactions contemplated by this Agreement by reason of any act or agreement of Assignee.
(m) (f) Subject to satisfaction of the Conditions set forth in Sections 12(b) and (d), the execution and delivery by Assignee of this Agreement and the consummation by Assignee of the transactions contemplated by this Agreement do not and will not violate the terms of Tenant's Certificate of Partnership or Partnership Agreement or any instrument, document or agreement to which Assignee is a party or by which Assignee is bound or result in a breach of any agreement, document or instrument to which Assignee is a party or by which Assignee is bound.
14.     FURTHER  ASSURANCES.

     Notwithstanding anything to the contrary contained herein, Landlord, Tenant and Assignee agree to execute and/or file any and all other documents, agreements or other instruments as may be necessary or appropriate to confirm the agreements reached by, and the obligations imposed on, Landlord, Tenant and Assignee hereunder.

15.     COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     16.     ENTIRETY.

     This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, negotiations and writings with respect thereto including, but not limited to, the LOI except those provisions of the LOI captioned Earnest Money, Non-Solicitation and Relationship to Management Agreement, all of which shall survive until the consummation of the transaction provided for herein and shall govern the rights and obligations of the parties hereto and identified therein in the event the transaction provided for herein fails to occur for any reason whatsoever. This Agreement may only be amended by written instrument signed by the parties hereto.

     17.     CONSTRUCTION.

     Each of the parties has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute among the parties with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto. In calculating time periods under this Agreement, whether or not specified, any period involving less than thirty days shall be calculated using business days and any period involving thirty days or more shall be calculated using calendar days.

     18.     ATTORNEYS  FEES.

     In the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable attorneys fees and costs, including its costs and fees on appeal.

     19.     CAPTIONS.

     The captions are included in this Agreement for convenience of reference only and shall not be construed so as to define, limit or modify in any manner any of the terms hereof.

     20.     GOVERNING  LAW.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

     21.     NOTICES.

     All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by national overnight courier service or by facsimile transmission with confirmed receipt, each addressed as follows:

     To  Assignee:          Emeritus  Corporation
                    3131  Elliott  Avenue
                    Suite  500
                    Seattle,  WA  98101
                    Attn:  William  Shorten
                    Phone:  206-298-2909
                    Fax:     206-301-4500

     with  copy  to:          The  Nathanson  Group  PLLC
                    1520  Fourth  Avenue
                    Sixth  Floor
                    Seattle,  WA  98101
                    Attn:  Randi  S.  Nathanson
                    Phone:  206-623-6239
                    Fax:     206-623-1738

     To  Tenant:          Regent  Assisted  Living,  Inc.
                    Bank  of  America  Financial  Center
                    121  SW  Morrison
                    Suite  950
                    Portland,  OR  97201
                    Phone:          503-227-4000
                    Facsimile:     503-274-4685
                    Attn:          Walter  C.  Bowen,  President

     Any such notice shall be deemed delivered when actually received or when delivery is first refused regardless of the method of delivery used. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto. Although either party shall have the right to change its address for notice purposes from time to time, any notice delivered pursuant to this Section 21 to the address set forth in this Section 21 or to such other address as may be hereafter specified in writing in accordance with this Section 21 shall be effective even if actual delivery cannot be made as a result of a change in the address of the recipient of such notice and the party delivering the notice has not received actual written notice in accordance with the provisions of this Section 21 of the current address to which notices are to be sent.

     22.  PAYMENT  OF  EXPENSES.

     Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys' fees including its costs and fees on appeal.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

ESC  III,  L.P.  doing  business  in  Texas  as  Texas-ESC  III,  L.P.

                         By:     ESC  GP  II,  Inc.
                         Its:     General  Partner

                              By:     /s/  Raymond  R.  Brandstrom
                                      ----------------------------
                              Name:     Raymond  R.  Brandstrom
                              Its:     CFO


REGENT  ASSISTED  LIVING,  INC.

                              By:     /s/  Steven  L.  Gish
                                      ---------------------
                              Name:     Steven  L.  Gish
                              Its:     Treasurer

                                LANDLORD CONSENT
                                   (ATTACHED)

                                    EXHIBIT A
                                    THE LEASE
                                   (ATTACHED)

                                    EXHIBIT B
                                  THE VEHICLES

The  following  vehicles  are  located  at  the  Facility:

Description  of  Van:  1997  Ford  Supreme  Senator,  VIN  1FDLE4050VHB22935

Description  of  Saturn:


Title to the Van shall be conveyed by Tenant to Assignee on the Transfer Date for no additional consideration.

The Saturn is leased under that Lease Agreement dated ___________ between Tenant and ________________ (the "Vehicle Lease"). On the Transfer Date, subject to securing any necessary consents or approvals, Assignee shall assume the Vehicle Lease.

                                    EXHIBIT C
                           RESIDENT SECURITY DEPOSITS